Exhibit 99.1

Yoshiharu to Conduct 1-for-10 Reverse Stock Split

BUENA PARK, CA – November 24, 2023 - Yoshiharu Global Co. (NASDAQ: YOSH) (“Yoshiharu” or the “Company”), a California-based restaurant operator specializing in authentic Japanese ramen, today announced that it will conduct a reverse stock split of its outstanding shares of Class A common stock and Class B common stock at a ratio of 1-for-10. The reverse stock split will become effective at 11:59 p.m. Eastern Time, on November 27, 2023. The Company’s Class A common stock will begin trading on a post-split basis at the market open on November 28, 2023, under the Company’s existing trading symbol “YOSH.” The reverse stock split is part of the Company’s plan to regain compliance with the Minimum Bid Price Requirement of $1.00 per share required to maintain continued listing on The Nasdaq Capital Market, among other benefits.

The reverse stock split was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on November 20, 2023, to be effected in the board of directors (the “Board”) of the Company’s discretion within approved parameters. The final ratio was approved by the Company’s Board on November 20, 2023.

The reverse stock split reduces the number of shares of the Company’s issued and outstanding Class A common stock from 11,940,000 shares to 1,194,000 shares and the number of shares of the Company’s issued and outstanding Class B common stock from 1,000,000 to 100,000 shares, in each case, subject to adjustment due to fractional shares. As a result of the reverse stock split, proportionate adjustments will be made to the number of shares of the Company’s common stock underlying the Company’s outstanding equity awards and warrants and the number of shares issuable under the Company’s equity incentive plans and other existing agreements, as well as the applicable exercise prices.

Where the reverse stock split results in a fractional share, the number of new common shares issued will be rounded up to the nearest whole share. No fractional shares will be issued. The reverse stock split will not reduce the authorized number of shares of the Company’s capital stock.

About Yoshiharu Global Co.

Yoshiharu is a fast-growing restaurant operator and was born out of the idea of introducing the modernized Japanese dining experience to customers all over the world. Specializing in Japanese ramen, Yoshiharu gained recognition as a leading ramen restaurant in Southern California within six months of its 2016 debut and has continued to expand its top-notch restaurant service across Southern California, currently owning and operating nine restaurants.

For more information, please visit www.yoshiharuramen.com.

Forward Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, the Company’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recent filings with the Securities and Exchange Commission (“SEC”) which can be found on the SEC’s website at www.sec.gov. Such risks, uncertainties, and other factors include, but are not limited to, the risk that we may not be able to successfully implement our growth strategy if we are unable to identify appropriate sites for restaurant locations, expand in existing and new markets, obtain favorable lease terms, attract guests to our restaurants or hire and retain personnel; that our operating results and growth strategies will be closely tied to the success of our future franchise partners and we will have limited control with respect to their operations; the risk that we may face negative publicity or damage to our reputation, which could arise from concerns regarding food safety and foodborne illness or other matters; that minimum wage increases and mandated employee benefits could cause a significant increase in our labor costs; We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contact:

Cody Cree and John Yi

Gateway Group, Inc.

949-574-3860

YOSH@gateway-grp.com